                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 10, 1999

                           9278 COMMUNICATIONS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             Nevada                              333-84845                        98-0207906
----------------------------                --------------------             -------------------
(State or other jurisdiction                (Commission File No.)               (IRS Employer
     of incorporation)                                                       Identification No.)

                 1942 Williamsbridge Road, Bronx, New York 10461
          -----------------------------------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (718) 792-5150

                               iLink Telecom, Inc.
                        ---------------------------------
          (Former name or former address if changed since last report.)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

         On December 10, 1999, the Registrant entered into an Agreement and Plan of Merger among the Registrant, 9278 Acquisition Corp., a wholly-owned subsidiary of the Registrant ("Acquisition Corp."), and 9278 Distributor Inc., a New York Corporation ("9278"), pursuant to which 9278 was merged with and into Acquisition Corp., thereby becoming a wholly-owned subsidiary of Registrant. As a result of such Merger, the shareholders of Acquisition Corp. were issued an aggregate of 14,900,000 shares of common stock of the Registrant, as well as $1,000,000 and a promissory note in the amount of $2,000,000. Of such shares, 13,205,125 were issued to Sajid Kapadia, President and Chief Executive Officer of 9278. In addition to such shares, Mr. Kapadia has been granted proxies to vote an aggregate of 2,150,000 additional shares of common stock of the Registrant. As a result of such shareholdings and proxies, Mr. Kapadia currently has the right to vote approximately 78% of the outstanding common stock of the Registrant. In connection with the Merger, certain members of management agreed to forgive 1,750,000 shares of common stock of the Registrant which were subject to vesting under existing agreements with the Registrant. As a result of such transactions, the aggregate number of issued and outstanding shares of the Registrant increased to 19,659,629 shares.

         The cash portion of the Merger consideration was obtained by the Registrant through a private placement of its common stock and a private placement of Series B Convertible Preferred Stock, as described below under Item 5.

         The Registrant plans to discontinue a substantial portion of the prior business operations of iLink Telecom, Inc.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         See Item 1 and Item 5.

ITEM 5.    OTHER EVENTS

         On December 10, 1999, the Registrant completed two private placements. The Registrant sold 500,000 shares of its common stock at a purchase price of $2.00 per share to one investor. In addition, the Registrant sold an aggregate of 1,500 shares of Series B Convertible Preferred stock at a purchase price of $1,000 per share. The Series B Convertible Preferred Stock is convertible into shares of common stock of the Registrant based on a per share conversion price equal to 75% of the prevailing market price of the common stock for the ten trading days prior to conversion; provided however that through January 24, 2000, the holders of the Series B Convertible Preferred Stock will have the right to convert such shares using a conversion price of not more than $3.7031 per share.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

(a)      Financial Statements of Business to be Acquired

                  Balance Sheet at September 30, 1999 (unaudited) and December 31, 1998

                  Statement of Income for the nine months ended
                  September 30, 1999 and 1998 (unaudited), the year ended December 31, 1998 and the period April 17, 1997 (date of inception) to December 31, 1997

                  Statement of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited), the year ended December 31, 1998 and the period April 17, 1997 (date of inception) to December 31, 1997

                  Statement of Changes in Shareholder's Equity for the nine months ended September 30, 1999 (unaudited), the year ended December 31, 1998 and the period April 17, 1997 (date of inception) to December 31, 1997

                  Notes to Financial Statements

(b)      Pro Forma Financial Information

                  Pro Forma Balance Sheet at September 30, 1999

                  Pro Forma Statement of Operations for the nine months ended September 30, 1999

                  Pro Forma Statement of Operations for the year ended December 31, 1998

                  Notes to Pro Forma Balance Sheet

                  Notes to Pro Forma Statement of Operations

(c)      Exhibits

         2.1 Agreement and Plan of Merger among the Registrant, 9278 Acquisition Corp. and 9278 Distributor Inc.*

         4.1 Certificate of Designation setting forth rights and preferences of Series B Convertible Preferred Stock*

         4.2      Form of Subscription Agreement for Common Stock*

         4.3 Form of Subscription Agreement for Series B Convertible Preferred Stock*

-----------------------
* Previously filed

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 21, 2000                  9278 COMMUNICATIONS, INC.
                                           (Registrant)

                                           By:  /s/ Amar Bahadoorsingh
                                                --------------------------------
                                                Amar Bahadoorsingh
                                                President

                                TABLE OF CONTENTS

                            9278 COMMUNICATIONS INC.
                           (FORMERLY 9278 DISTRIBUTOR INC.)

                               FINANCIAL STATEMENTS


                           INDEX TO FINANCIAL STATEMENTS



Independent Auditors' Report                                  1

Financial Statements

Balance Sheet at September 30, 1999 (unaudited) and
 December 31, 1998                                            2

Statement of Income for the nine months ended
 September 30, 1999 and 1998 (unaudited), the year
 ended December 31, 1998 and the period April 17, 1997
 (date of inception) to December 31, 1997                      3

Statement of Cash Flows for the nine months ended
 September 30, 1999 and 1998 (unaudited), the year ended
 December 31, 1998 and the period April 17, 1997
 (date of inception) to December 31, 1997                      4

Statement of Changes in Shareholder's Equity for the
 nine months ended September 30, 1999 (unaudited), the
 year ended Decembr 31, 1998 and the period April 17, 1997
 (date of inception) to December 31, 1997                      5


Notes to Financial Statements                                  6-13

Pro Forma Financial Data                                       14

Pro Forma Balance Sheet at September 30, 1999                  15

Pro Forma Statement of Operations for the nine months
 ended September 30, 1999                                      16

Pro Forma Statement of Operations for the year ended
 December 31, 1998                                             17

Notes to Pro Forma Balance Sheet                               18-19

Notes to Pro Forma Statement of Operations                     20


                    [FRIEDMAN ALPREN & GREEN LLP LETTERHEAD]




INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF 9278 COMMUNICATIONS INC.

           We have audited the accompanying balance sheet of 9278 COMMUNICATIONS INC. (formerly 9278 Distributor Inc.) as of December 31, 1998, and the related statements of income, cash flows and changes in shareholder's equity for the year ended December 31, 1998 and the period April 17, 1997 (date of inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 9278 COMMUNICATIONS INC. as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period April 17, 1997 (date of inception) to December 31, 1997 in conformity with generally accepted accounting principles.

                                                     Friedman Alpren & Green LLP

New York, New York
January 24, 2000

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                                  BALANCE SHEET

                                                                                September 30,        December 31,
                                                                                     1999                1998
                                                                                --------------       ------------
                                                                                  (Unaudited)

                                                       ASSETS
Current assets
   Cash                                                                         $  346,124       $  364,968
   Accounts receivable, less allowance for
     doubtful accounts of $125,000 and $95,000                                   5,642,278        2,650,466
   Inventories                                                                     830,302          384,384
   Prepaid expenses and other current assets                                         8,000           --
                                                                                ----------       ----------
           Total current assets                                                  6,826,704        3,399,818
Property and equipment - at cost, less accumulated
   depreciation                                                                    302,296          132,831
Other assets                                                                        15,339           10,000
                                                                                ----------       ----------
                                                                                $7,144,339       $3,542,649
                                                                                ==========       ==========
                                        LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
   Accounts payable                                                             $6,303,638       $3,160,067
   Current maturities of loan payable, automobile                                   10,750           --
   Current maturities of capital lease obligations                                  45,678           34,991
   Income taxes payable                                                             21,551            8,551
   Loan payable, shareholder                                                       234,567           --
                                                                                ----------       ----------
           Total current liabilities                                             6,616,184        3,203,609
                                                                                ----------       ----------
Loan payable, automobile, less current maturities                                   45,340           --
                                                                                ----------       ----------
Capital lease obligations, less current maturities                                  73,798           66,440
                                                                                ----------       ----------
Commitments and contingencies                                                       -                --
Shareholder's equity
   Common stock, $.001 par value; 25,000,000 shares

     authorized, 14,900,000 shares issued and outstanding                           14,900           14,900
   Additional paid-in capital                                                      185,100          185,100
   Retained earnings                                                               209,017           72,600
                                                                                ----------       ----------
                                                                                   409,017          272,600
                                                                                ----------       ----------
                                                                                $7,144,339       $3,542,649
                                                                                ==========       ==========

The accompanying notes are an integral part of these financial statements.

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                               STATEMENT OF INCOME

                                                                                                         April 17,
                                                                                                           1997
                                                                                                         (Date of
                                                    Nine Months Ended               Year Ended         Inception) to
                                                      September 30,                December 31,        December 31,
                                                1999               1998                1998                1997
                                           ---------------    ---------------     --------------      -------------
                                                       (Unaudited)
Net sales                                  $    66,998,662    $    14,369,454     $    22,169,108     $       160,000
Cost of sales                                   65,571,268         14,058,045          21,486,747             142,000
                                           ---------------    ---------------     ---------------     ---------------
           Gross profit                          1,427,394            311,409             682,361              18,000
                                           ---------------    ---------------     ---------------     ---------------
Operating expenses

   Selling                                         236,216             --                   --                 --
   General and administrative                    1,028,599             43,341             598,608              16,980
   Interest expense                                 10,162              1,311               3,469              --
                                           ---------------    ---------------     ---------------     ---------------
                                                 1,274,977         44,652                 602,077              16,980
                                           ---------------    ---------------     ---------------     ---------------
           Income before
             income taxes                          152,417            266,757              80,284               1,020
Income taxes                                        16,000             28,000               8,551                 153
                                           ---------------    ---------------     ---------------     ---------------
           Net income                      $       136,417    $       238,757     $        71,733     $           867
                                           ===============    ===============     ===============     ===============
Income before income taxes
   as reported above                       $       152,417    $       266,757     $        80,284     $         1,020
Pro forma income taxes                              73,000            132,000              40,000                 300
                                           ---------------    ---------------     ---------------     ---------------
Pro forma net income                       $        79,417    $       134,757     $        40,284     $           720
                                           ===============    ===============     ===============     ===============
Basic and diluted earnings
   per share                               $           .01    $           .01     $        -0-        $       -0-
                                           ===============    ===============     ===============     ===============
Shares used in the
   calculation of earnings
   per share                                    14,900,000         14,900,000          14,900,000          14,900,000
                                           ===============    ===============     ===============     ===============




The accompanying notes are an integral part of these financial statements.

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                             STATEMENT OF CASH FLOWS

                                                                                                                    April 17,
                                                                                                                      1997
                                                              Nine Months Ended                                     (Date of
                                                                 September 30,                 Year Ended         Inception) to
                                                     -----------------------------------       December 31,        December 31,
                                                          1999                1998                1998                1997
                                                     ---------------     ---------------    ----------------     ---------------
                                                                 (Unaudited)
 Cash flows from operating activities
   Net income                                        $    136,417     $    238,757          $     71,733     $           867
   Adjustments to reconcile net income
     to net cash provided by (used in)
     operating activities
        Depreciation                                       40,579           --                    22,139              --
        Provision for doubtful accounts                   519,962           --                   489,087              --
        Changes in assets and liabilities
          Accounts receivable                          (3,511,774)      (1,191,095)           (3,084,553)            (55,000)
          Inventories                                    (445,918)        (375,270)             (334,384)            (50,000)
          Prepaid expenses and other
            current assets                                 (8,000)          --                     --                 --
          Other assets                                     (5,339)         (10,000)              (10,000)             --
          Accounts payable                              3,143,571        1,303,905             3,079,234              80,833
          Income taxes payable                             13,000           28,000                 8,551              --
                                                     ------------     ------------          ------------         -----------
            Net cash provided by (used in)
              operating activities                       (117,502)          (5,703)              241,807             (23,300)
                                                     ------------     ------------          ------------         -----------
 Cash flows from investing activities
   Acquisition of property and equipment                 (107,104)         (14,000)              (14,000)             --
                                                     ------------     ------------          ------------         -----------
 Cash flows from financing activities
   Loan payable, shareholder                              234,567           --                   (29,300)             29,300
   Principal payments on debt obligations                 (28,805)         (31,529)              (39,539)             --
   Issuance of common stock                                 --             199,000               199,000               1,000
                                                     ------------     ------------          ------------         -----------
           Net cash provided by financing
              activities                                  205,762          167,471               130,161              30,300
                                                     ------------     ------------          ------------         -----------
 Net increase (decrease) in cash                          (18,844)         147,768               357,968               7,000

 Cash, beginning of period                                364,968            7,000                 7,000              --
                                                     ------------     ------------          ------------       ------------
 Cash, end of period                                 $    346,124     $    154,768          $    364,968       $       7,000
                                                     ============     ============          ============       =============
 Supplemental cash flow disclosures
   Interest paid                                     $     10,162     $      1,311          $      3,469       $     --
   Income taxes paid                                        3,000           --                     --                --

 Noncash investing and financing activities
   Transportation and other equipment
     acquired under capital leases                         45,000          140,970              140,970              --

   Automobile partially financed with
     loan payable                                          57,940           --                     --                --




The accompanying notes are an integral part of these financial statements.

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY

                                                               Common Stock                    Additional
                                                         --------------------------             Paid-in            Retained
                                                         Shares              Amount              Capital            Earnings
                                                        ---------          ---------           ----------         -----------
 Initial capital contribution                                 200         $    1,000           $   --             $     --

 Net income for the year ended
   December 31, 1997                                      --                 --                    --                     867
                                                     ------------        -----------           -----------         ----------
 Balance, December 31, 1997                                   200              1,000               --                     867

 Capital contributions, including
   adjustment for change in par value                  14,899,800             13,900               185,100              --

 Net income for the year ended
    December 31, 1998                                     --                 --                    --                  71,733
                                                     ------------        -----------           -----------         ----------
 Balance, December 31, 1998                            14,900,000             14,900               185,100             72,600

 Net income for the nine months ended
   September 30, 1999 (unaudited)                         --                 --                    --                 136,417
                                                     ------------        -----------           -----------        -----------
 Balance, September 30, 1999 (unaudited)               14,900,000         $   14,900           $   185,100        $   209,017
                                                     ============        ===========           ===========        ===========



The accompanying notes are an integral part of these financial statements.

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization

          9278 Communications Inc. is the successor consolidated entity formed by the merger, on December 10, 1999, of 9278 Distributor Inc. (the "Company") and iLink Telecom, Inc. ("iLink"). iLink was originally incorporated in Colorado on December 10, 1997 and was reincorporated in Nevada on July 14, 1998. The Company was incorporated in New York on April 17, 1997.

          Concurrent with the merger, iLink, a publicly held company and the legally surviving parent company, changed its name to 9278 Communications Inc. For accounting purposes, the merger will be treated as a reverse acquisition, with the Company as the acquiror, and will be accounted for as a purchase.

          The Company sells telephone cards to small retail establishments and distributors, primarily in the New York, New Jersey and Connecticut areas.

     Use of Estimates

          Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

     Interim Financial Statements

          The financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998 have been prepared without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of September 30, 1999 and the results of operations and cash flows for the nine months ended September 30, 1999 and 1998 have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or eliminated.

          The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the results to be expected for any future interim period or for the year ended December 31, 1999.



                                   (Continued)

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Inventories

          Inventories, which consist of telephone cards, are stated at the lower of cost (first-in, first-out) or market.

     Property and Equipment

          Property and equipment are stated at cost. Depreciation, including depreciation on assets held under capital leases, is computed on accelerated methods over the estimated useful lives of five to seven years.

     Revenue Recognition

          Revenue is recognized at the time of sale.

     Income Taxes

          The Company had elected S Corporation status for Federal and New York State income tax purposes. Under these elections, the Company's taxable income or loss is reportable by the shareholder on his individual income tax returns, and the Company makes no provision for Federal income tax. Provisions are recorded for New York State S Corporation tax and New York City General Corporation tax.

          Concurrent with the merger with iLink on December 10, 1999, the S Corporation elections terminated and the Company became subject to all Federal, state and city corporation income taxes. The statement of income reflects a pro forma adjustment for the income taxes that would have been incurred had the Company been a C Corporation for all periods from its inception.

     Concentrations of Credit Risk

          At December 31, 1998, the Company maintained cash balances in one bank. Balances are insured for up to $100,000 by the Federal Deposit Insurance Corporation.



                                   (Continued)

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Earnings Per Share

          Basic earnings per common share is calculated by dividing net income by the average number of common shares outstanding during the year. Diluted earnings per common share is calculated by adjusting outstanding shares, assuming conversion of any potentially dilutive securities, such as stock options or warrants. The Company has no potentially dilutive securities outstanding.

2 - PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                                              September 30,     December 31,
                                                                                   1999             1998
                                                                              -------------   -------------
                                                                                (Unaudited)
             Transportation and other equipment
               under capital leases                                            $ 185,970        $ 140,970
             Furniture and equipment                                              42,778           14,000
             Automobile                                                          136,266            --
                                                                               ---------        ---------
                                                                                 365,014          154,970
             Less - Accumulated depreciation                                      62,718           22,139
                                                                               ---------        ---------
                                                                               $ 302,296        $ 132,831
                                                                               =========        =========

     Accumulated depreciation on equipment held under capital leases was $8,131 and $2,000 at September 30, 1999 and December 31, 1998, respectively.


3 - LOAN PAYABLE, AUTOMOBILE

          In August 1999, the Company entered into a 60-month automobile loan for $57,940. The loan requires monthly payments of $1,404, including interest at 10%.




                                   (Continued)

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

4 - CAPITAL LEASE OBLIGATIONS

          The Company leases transportation and other equipment under capital leases. Future minimum lease payments at December 31, 1998 are as follows:


                      Year Ending
                     December 31,
                --------------------
                       1999                                                              $     47,041
                       2000                                                                    47,041
                       2001                                                                    27,441
                                                                                         ------------
                       Total minimum lease payments                                           121,523

                       Less - Amount representing interest                                     20,092
                                                                                         ------------
                       Present value of minimum lease payments                                101,431

                       Less - Current maturities                                               34,991
                                                                                         ------------
                       Long-term capital lease obligations                               $     66,440
                                                                                         ============


5 - LOAN PAYABLE, SHAREHOLDER

          The loan to the shareholder was repaid in December 1999, concurrent with the merger with iLINK.

6 - RELATED PARTY TRANSACTIONS

          Sales to a customer who is related to an officer were approximately $9,075,000, $38,000 and $2,208,000 for the nine months ended September 30, 1999 and 1998 and the year ended December 31, 1998, respectively. The amount receivable from this related party at September 30, 1999 and December 31, 1998 was approximately $807,000 and $880,000, respectively, all of which had been subsequently collected as of January 24, 2000.



                                   (Continued)

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
      (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

7 - LITIGATION WITH MAJOR SUPPLIER

          For the nine months ended September 30, 1999, purchases from one telephone card supplier were approximately 63% of total purchases. In November 1999, the Company commenced an action against this supplier to recover damages resulting from cancellation of telephone cards purchased by the Company. The supplier subsequently countersued. In the Company's opinion, with which its legal counsel concurs, no material liability will result from the countersuit. The Company estimates that as a result of the improper cancellation, it incurred a loss of approximately $500,000, which will be reflected in the fourth quarter of 1999. The Company is uncertain as to the prospects for recovery against such loss. The Company subsequently mitigated, in substantial part, its reliance on this supplier by increasing its purchases from other vendors.

8 - COMMITMENTS AND CONTINGENCIES

     Lease Commitments

          The Company is obligated under a noncancelable operating lease for warehouse and office space. Approximate future minimum rentals at December 31, 1998 are as follows:

                                Year Ending
                               December 31,
                          --------------------
                                 1999                                    $     60,000
                                 2000                                          63,000
                                 2001                                          66,000
                                 2002                                          70,000
                                 2003                                          73,000
                                 Thereafter                                   423,000
                                                                         ------------
                                                                         $    755,000
                                                                         ------------

          Rent expense for the nine months ended September 30, 1999 and 1998 was $47,100 and $3,408, respectively. Rent expense for the year ended December 31, 1998 and the period ended December 31, 1997 was $16,708 and $-0-, respectively.



                                  (Continued)

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

8 - COMMITMENTS AND CONTINGENCIES (Continued)

     Contracts

          The Company has various commitments with certain vendors requiring minimum periodic purchases. Such contracts are common in the Company's industry.

9 - INCOME TAXES

          The Company's historical income tax provision reflects state and local taxes on income. As an S Corporation, the Company was not subject to Federal income taxes. For pro forma income statement purposes, the Company has reflected the C Corporation taxes that would have been incurred had the Company been subject thereto:

                                                                                                         April 17,
                                                  Nine Months Ended                                    1997 (Date of
                                                    September 30,                  Year Ended          Inception) to
                                          ---------------------------------        December 31,         December 31,
                                              1999                 1998                1998                 1997
                                          ------------         ------------     ------------------       -----------
                                                     (Unaudited)
            Federal                       $     49,000         $     87,000         $     26,000         $     --
            State and local                     24,000               45,000               14,000                 300
                                          ------------         ------------         ------------         -----------
                                          $     73,000         $    132,000         $     40,000         $       300
                                          ============         ============         ============         ===========



                                  (Continued)

                            9278 COMMUNICATIONS INC.
                        (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                    SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

10 - SUBSEQUENT EVENTS

     Issuance of Common Shares

          On November 17, 1999, the Company's sole shareholder sold 22.75 of his common shares in the Company to three new shareholders. Of these, 14.75 shares were issued to affiliates of two providers of advisory services. Such services were in large part related to the Company's general merger and business development activities, but had no specific connection to the merger with iLink. The remaining eight shares were issued to a creditor of iLink as consideration for services directly related to the merger (This creditor subsequently converted $300,000 of loans payable to 300,000 shares of iLink.). The issuance of all of these shares furthered the Company's interest to varying degrees; accordingly, their issuance has been attributed directly to the Company, as if they had first been contributed to the Company by the sole shareholder. These shares were recorded as treasury stock at their fair value and reissued to the three new shareholders. The Company recognized $227,391 of advisory fee expense for the 14.75 shares. The remaining eight shares with a fair value of $123,330 have been added to the Company's acquisition cost for the merger.

     Reverse Acquisition

          As discussed in Note 1, the Company consummated the reverse acquisition of iLink on December 10, 1999. The Company's shareholders were issued 14,900,000 iLink shares in exchange for the 200 shares of the Company. For accounting purposes, the shares retained by the original shareholders of iLink, subject to certain adjustments, are treated as being issued by the Company to effect the merger, hence the term "reverse acquisition". These shares were valued at $155,000 based upon an independent valuation of iLink. In addition to the value of these shares, the Company's acquisition cost includes the eight shares (post split equivalent of 596,000 shares) issued to the creditor of iLink valued at $123,330 and legal fees of $42,450, for total acquisition costs of $320,780.

     Private Placements

          Concurrent with the closing of the merger, iLink completed two private placements pursuant to which it sold 500,000 new common shares for $1,000,000 and 1,500 convertible preferred shares for $1,500,000.



                                  (Continued)

                            9278 COMMUNICATIONS INC.
                       (FORMERLY 9278 DISTRIBUTOR INC.)

                          NOTES TO FINANCIAL STATEMENTS
       (INFORMATION AS OF SEPTEMBER 30, 1999 AND FOR THE NINE MONTHS ENDED
                   SEPTEMBER 30, 1999 AND 1998 IS UNAUDITED)

10 - SUBSEQUENT EVENTS (Continued)

     Dividends

          On November 30, 1999, the Company paid a dividend of $325 per share, or $65,000 in the aggregate.

          On December 10, 1999, concurrent with the closing of the merger, the Company declared a $3,000,000 dividend ($15,000 per share), of which $1,000,000 was paid in cash and the balance of $2,000,000 in the form of a two-year promissory note. The payment of $1,000,000 was funded by the private placements consummated as of that date.

     Other Share Transactions

          Contemporaneous with the merger, iLink issued 300,000 shares in satisfaction of $300,000 in debt; issued 190,000 shares for services upon the achievement of certain vesting provisions; and also issued 200,000 shares for advisory and related services in connection with the private placement.

          At the close of the merger, there were 19,659,629 shares outstanding, of which 14,304,000 were owned by the Company's officers (excluding the 596,000 shares issued in the exchange to the creditor of iLink.
     The effective split of 74,500 shares for 1 has been retroactively recognized in the financial statements.

     Employment Agreement

          On December 10, 1999, the Company entered into a three-year employment agreement with its chief executive officer. Base salary for each of the three years will be $200,000, $225,000 and $250,000, respectively. At the end of the three-year period, the employment agreement will automatically be extended for an additional year without any action by the Company or the chief executive officer, unless there is a submitted written notice four months prior to expiration of the agreement by either party. In addition to the base salary, iLink will compensate the chief executive officer with cash bonuses and stock option grants based on iLink's economic performance.

                            Pro Forma Financial Data

         The following Pro Forma Balance Sheet at September 30, 1999 combines the September 30, 1999 unaudited balance sheet of the Company (or "9278") with the November 30, 1999 unaudited Balance Sheet of iLink Telecom, Inc. ("iLink"), a development stage enterprise. The 1999 Pro Forma Statement of Operations combines the nine months ended September 30, 1999 unaudited Statement of Income for the Company with the nine months ended November 30, 1999 unaudited historical Statements of Operations of iLink as if the acquisition was consummated on January 1, 1999. The Pro Forma Statement of Operations for the year ended December 31, 1998 combines the year ended December 31, 1998 audited Statement of Income of the Company with the year ended February 28, 1999 audited historical Statement of Income of iLink as if the acquisition was consummated on January 1, 1998. The pro forma financial data are not necessarily indicative of the actual operating results that would have occurred or the future operating results that will occur as a consequence of such transactions. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of the Company's results of operations to be expected for the full year.

Pro Forma Balance Sheet


                                              9278               iLink             Pro Forma Adjustments               Pro Forma
                                          September 30,        November 30,     --------------------------------      September 30,
                                              1999                1999              DR                  CR               1999
                                        ---------------    -----------------   ------------        ------------    ---------------
                ASSETS

Current assets
   Cash                                   $     346,124       $    29,815  $   2,600,000 (2)    $  1,299,567 (3)   $    1,676,372
   Accounts receivable                        5,642,278               106           --                  --              5,642,384
   Inventories                                  830,302             --              --                  --                830,302
   Other current assets                           8,000             4,000           --                  --                 12,000
                                          -------------       -----------   ------------        ------------       --------------
         Total current assets                 6,826,704            33,921      2,600,000           1,299,567            8,161,058

Property and equipment                          302,296            29,320           --                  --                331,616

Goodwill                                           --             104,060        268,021 (1)
                                                                                 165,780 (5b)           --                537,861
Other assets                                     15,339             --              --                  --                 15,339
                                          -------------       -----------   ------------        ------------       --------------
                                          $   7,144,339       $   167,301   $  3,033,801        $  1,299,567       $    9,045,874
                                          =============       ===========   ============        ============       ==============

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
   Accounts payable                       $   6,303,638       $    80,322   $       --          $     42,450 (5b)  $    6,426,410
   Current debt maturities                       56,428             --              --                  --                 56,428
   Income taxes payable                          21,551             --              --                  --                 21,551
   Loan payable shareholders                    234,567           200,000        200,000 (2)            --                  --
                                                                                 234,567 (3)
         Total current liabilities            6,616,184           280,322        434,567              42,450            6,504,389
                                          -------------       -----------   ------------        ------------       --------------
Long-term debt obligations                      119,138             --              --             2,000,000 (3)        2,119,138
                                          -------------       -----------   ------------        ------------       --------------
Shareholders' equity (deficiency)
   Preferred stock                                                                                 1,500,000 (2)        1,500,000

   Common stock                                  14,900             5,509          1,940 (1)             800 (2)           19,659
                                                                                                         390 (4)
   Additional paid-in capital                   185,100           824,243        250,000 (4)         269,961 (1)        2,361,062
                                                                               1,472,773 (7)       1,299,200 (2)
                                                                                                     779,610 (4)
                                                                                                     350,721 (5a)
                                                                                                     375,000 (6)

   Retained earnings (deficit)                  209,017          (942,773)     3,065,000 (3)       1,472,773 (7)       (3,458,374)
                                                                                 530,000 (4)
                                                                                 227,391 (5b)
                                                                                 375,000 (6)

   Treasury stock                                                                350,721 (5a)        350,721 (5b)           -
                                          -------------       -----------   ------------        ------------       --------------
                                                409,017          (113,021)     6,272,825           6,399,176              422,347
                                          -------------       -----------   ------------        ------------       --------------
                                          $   7,144,339       $   167,301   $  6,707,392        $  8,441,626       $    9,045,874
                                          =============       ===========   ============        ============       ==============



See accompanying notes to pro forma financial statements.

Pro Forma Statement of Operations

                                                9278               iLink                                      Pro Forma
                                            For the Nine        For the Nine                                 For the Nine
                                            Months Ended        Months Ended                                 Months Ended
                                            September 30,       November 30,           Pro Forma             September 30,
                                                1999                1999              Adjustments               1999
                                         ------------------    ----------------   -----------------     ---------------
Net sales                                 $  66,998,662         $  30,959          $      --              $   67,029,621
Cost of sales                                65,571,268              --                   --                  65,571,268
                                          -------------        ----------         -------------           ---------------
         Gross profit                         1,427,394            30,959                 --                   1,458,353
                                          -------------        ----------         -------------           ---------------
Operating expenses

   Selling expenses                             236,216             --                    --                     236,216
   General and administrative                 1,038,761           875,276              105,690  (2)            1,995,576
                                                                                       (24,151) (4)
   Amortization of goodwill                       -                34,686               99,779  (1)              134,465
   Loss on lease termination                      -                40,056              (40,056) (3)                --
                                          -------------        ----------           -----------             -------------
                                              1,274,977           950,018              141,262                 2,366,257
                                          -------------        ----------           -----------             -------------
         Income (loss) before
           income taxes                         152,417          (919,059)            (141,262)                 (907,904)
Income taxes (benefit)                           73,000             -                  (73,000)                    --
                                          -------------        ----------           -----------             -------------
         Net income (loss)                $      79,417        $ (919,059)          $  (68,262)                 (907,904)
                                          =============        ==========           ===========
Preferred stock dividend                                                                                        (375,000) (5)
                                                                                                          ---------------
Loss attributable to common
   stock                                                                                                  $   (1,282,904)
                                                                                                          ===============
Basic and diluted loss
   per share                                                                                              $         (.07)
                                                                                                          ===============
Shares used in the calculation
   of loss per share                                                                                          19,659,629  (6)
                                                                                                          ===============




See accompanying notes to pro forma financial statements.

Pro Forma Statement of Operations

                                                9278                 iLink                                     Pro Forma
                                            For the Year          For the Year                                For the Year
                                                Ended                Ended                                       Ended
                                             December 31,          February 28,        Pro Forma              December 31,
                                                1998                  1999            Adjustments                1998
                                         ------------------    -----------------    ---------------         ---------------
Net sales                                 $     22,169,108      $         --        $        --             $    22,169,108
Cost of sales                                   21,486,747                --                 --                  21,486,747
                                          ----------------      ----------------    ---------------         ---------------
         Gross profit                              682,361                --                 --                     682,361
                                          ----------------      ----------------    ---------------         ---------------
Operating expenses
   General and administrative                      602,077                18,314            176,000  (2)            796,391
   Goodwill                                          -                     --               179,287  (1)            179,287
                                          ----------------      ----------------    ---------------         ---------------
                                                   602,077                18,314            355,287                 975,678
                                          ----------------      ----------------    ---------------         ---------------
         Income (loss) before
           income taxes                             80,284               (18,314)          (355,287)               (293,317)
Income taxes (benefit)                              40,000                 --               (40,000)                  --
                                          ----------------      ----------------    ---------------         ---------------
         Net income (loss)
           attributable to
           common stock                   $         40,284      $        (18,314)   $      (315,287)        $      (293,317)
                                          ================      ================    ===============        ================
Basic and diluted loss
   per share                                                                                                $          (.01)
                                                                                                            ===============
Shares used in the calculation
   of loss per share                                                                                             19,659,629 (6)
                                                                                                            ===============




See accompanying notes to pro forma financial statements.

                            9278 COMMUNICATIONS INC.

                        NOTES TO PRO FORMA BALANCE SHEET

1. This adjustment records goodwill based on the values inherent in the reverse acquisition as of November 30, 1999. (Subsequent transactions of both companies related to the merger are accounted for separately.) The fair value of iLink at November 30, 1999 of $155,000 as determined by independent appraisal is effectively substituted for iLink's deficit book equity at that date, resulting in additional goodwill of $268,021. In accordance with reverse acquisition accounting, the fair value of the shares retained by the accounting acquiree are treated as the consideration paid by the accounting acquiror to effect the acquisition. This adjustment also reverses the par value of unvested common shares previously issued by iLink. The offset to both of these adjustments is additional paid-in capital.

2. This adjustment records (i) the conversion to equity of $200,000 of loans outstanding at November 30, 1999, (ii) the conversion to equity of an additional $100,000 from the same lender borrowed on December 6, 1999, and (iii) the two private placements which were consummated on December 10, 1999, one for $1,000,000 for 500,000 shares of common stock and one for $1,500,000 for 1,500 shares of preferred stock.

3. This adjustment records two dividends, one for $65,000 and one for $3,000,000, applicable to 9278 Distributor Inc. as well as the repayment of a loan payable to the majority shareholder of 9278. The $3,000,000 dividend was actually part of the consideration for the legal acquisition of 9278 by iLink. However, since 9278 is the accounting acquiror, such $3,000,000 transaction is recorded as a dividend of which $1,000,000 was paid in cash and the balance of $2,000,000 evidenced by a two-year promissory note.

4. This adjustment records the following common stock issuances: (i) a total of 190,000 shares which vested as a result of the merger with compensation expense to two employees recognized at $2.00 per share, the cash price paid in the common stock private placement, (ii) 200,000 common shares issued as compensation expense for advisory and related services in connection with the merger and the private placements. These shares were valued at the cash price for the common stock private placement with $250,000 treated as a direct cost of raising capital equivalent to a 10% underwriting fee and the remaining $150,000 expensed as professional advisory or investment banking fees.

                            9278 COMMUNICATIONS INC.

                        NOTES TO PRO FORMA BALANCE SHEET

5a. This adjustment records the deemed contribution of 22.75 shares of common stock by the sole shareholder of 9278 to the Company although such shares were actually sold by him to three new stockholders. As such sale was in significant part in furtherance of the Company's interests, the sale is attributed to the Company and the fair value is recorded as treasury stock and additional paid-in (contributed) capital. The shares are valued based on the acquisition value of iLink increased by the $2,500,000 of cash proceeds raised in the two private placements.

5b. This adjustment records the re-issuance of the 22.75 shares at the same values as those recognized when contributed to the Company. Of the shares issued, eight were issued to a creditor of iLink and are treated as additional direct consideration to effect the acquisition and are accordingly recorded as goodwill arising from the merger. The other shares issued were recorded as compensation expense to two consulting service providers. Such issuances were only peripherally related to the merger and are not considered a cost of the transaction requiring recognition of goodwill. Legal costs directly related to the merger and payable in cash are added to aggregate acquisition cost, resulting in additional goodwill of $42,450.

6. This adjustment recognizes a preferred stock dividend deemed to arise from the beneficial conversion feature of the Company's convertible preferred stock equal to the conversion discount of 25% below market times the preferred stock proceeds of $1,500,000. The effect on earnings per share is only reflected for the nine months ended September 30, 1999 since the stock was issued on December 10, 1999 and would only impact earnings per share in one period.

7. This adjustment sets the retained earnings (deficit) of the accounting acquiree to zero. It consists of iLink's deficit at November 30, 1999 of $942,773 plus the expense recognized at the vesting of 190,000 shares plus the expense recognized from the issuance of 75,000 of the 200,000 shares issued by iLink in connection with the merger and the two private placements. The value of the remaining 125,000 shares was charged directly to additional paid-in capital as a direct cost of raising capital.

                            9278 COMMUNICATIONS INC.

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS

1. To adjust goodwill amortization to reflect a three-year life for the goodwill recognized in the merger.

2. To adjust the salary of 9278's chief executive officer to $150,000 and $200,000, respectively, for the applicable periods, reflecting his new employment agreement.

3. To exclude the nonrecurring loss on lease termination.

4. To reverse the expense for the lease which began in 1999, but which was terminated as a direct result of the merger.

5. To reflect a preferred stock dividend for the beneficial conversion feature of the preferred stock (equal to the 25% discount from the market price upon conversion) on the $1,500,000 proceeds thereof. (Adjustment applicable to 1999 only)

6. The 19,659,629 shares outstanding at the completion of the merger are treated as outstanding throughout both periods.